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                                                                    EXHIBIT 21.1

ANIXTER INTERNATIONAL SCHEDULE 21
LIST OF SUBSIDIARIES

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                                                                       JURISDICTION
COMPANY NAME                                                         OF INCORPORATION
------------                                                         ----------------

Anixter Inc.                                                          Delaware
   Accu-Tech Corporation                                              Georgia
      Accu-Tech Enterprises, Inc.                                     Georgia
     (formerly Wallace Electronics, Inc.)
   AIS, S.A.                                                          Dominican Republic
   Anixter Australia Pty. Ltd.                                        Australia
         allNET Technologies Pty. Ltd.                                Australia
   Anixter Cables y Manufacturas, S.A. de C.V.                        Mexico
   Anixter Chile S.A.                                                 Chile
   Anixter Colombia S.A.                                              Colombia
   Anixter Costa Rica S.A.                                            Costa Rica
   Anixter del Peru, S.A.C.                                           Peru
   Anixter de Mexico, S.A. de C.V.                                    Mexico
   Anixter do Brazil Ltda.                                            Brazil
   Anixter Information Systems Corporation                            Illinois
   Anixter Korea Limited                                              Korea
   Anixter New Zealand Limited                                        New Zealand
   Anixter Pentacon Inc.                                              Delaware
   Anixter Philippines Inc                                            Delaware
   Anixter Procurement Corporation                                    Illinois
   Anixter Puerto Rico, Inc.                                          Delaware
   Anixter -- Real Estate Inc.                                        Illinois
   Anixter Receivables Corporation                                    Delaware
   Anixter Venezuela Inc.                                             Delaware
   Anixter Financial Inc.                                             Delaware
      Anixter Communications (Malaysia) Sdn Bhd                       Malaysia
      Anixter Singapore Pte Ltd.                                      Singapore
      Anixter Hong Kong Limited                                       Hong Kong
         Anixter International Trading (Qingdao) Company Ltd.         China
         Anixter Trading (Shanghai) Company Limited                   China
      Anixter Thailand Inc.                                           Delaware
   Anixter Holdings, Inc.                                             Delaware
      Anixter Argentina S.A.                                          Argentina
      Anixter AEH Holdings Inc.                                       Delaware
          Anixter Europe Holdings B.V.                                Netherlands
             Anixter Austria GmbH                                     Austria
             Anixter (CIS) L.L.C. (Russia)                            Russia
             Anixter Danmark A/S                                      Denmark
             Anixter Deutschland GmbH                                 Germany
             Anixter Hungary Ltd.                                     Hungary
             Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.     Turkey
             Anixter Network Systems Greece L.L.C.                    Greece
             Anixter Norge A.N.S.                                     Norway
             Anixter Poland Sp.z.o.o.                                 Poland
             Anixter Portugal S.A.                                    Portugal
             Anixter Sverige AB                                       Sweden
             B.E.L. Corporation                                       Delaware
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
            Anixter Eurofin B.V.                                      Netherlands
                Anixter Canada Inc.                                   Canada
                   WireXpress Ltd.                                    Canada
                Anixter Eurinvest B.V.                                Netherlands
                   Anixter Belgium B.V.B.A.                           Belgium
                   Anixter Espana S.L.                                Spain
                   Anixter France SARL                                France
                   Anixter International B.V.B.A.                     Belgium
                   Anixter Italia S.r.l.                              Italy
                   Anixter International Ltd.                         United Kingdom
                      Anixter Power & Construction Ltd.               United Kingdom
                      Anixter U.K. Ltd.                               United Kingdom
                         Anixter Distribution Ireland Ltd.            Ireland
                   Anixter Logistics, Europe B.V.B.A.                 Belgium
                   Anixter Nederland B.V.                             Netherlands
                   Anixter Switzerland Sarl                           Switzerland
                Anixter Finance Ltd.                                  United Kingdom
GL Holding of Delaware, Inc.                                          Delaware
   Itel Corporation                                                   California
Itel Container Ventures Inc.                                          Delaware
   ICV GP Inc.                                                        Delaware
   ICV LP Inc.                                                        Delaware
Itel Rail Holdings Corporation                                        Delaware
   Fox River Valley Railroad Corporation                              Wisconsin
   Green Bay & Western Railroad Company                               Wisconsin
      Michigan & Western Railroad Company                             Michigan
   Rex Railways, Inc.                                                 New Jersey
   Signal Capital Corporation                                         Delaware
      Richdale, Ltd.                                                  Delaware
      Signal Capital Projects, Inc.                                   Delaware
          Signal Capital Norwalk Inc.                                 Delaware
Railcar Services Corporation                                          Delaware
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